Exhibit 99.1

FOR IMMEDIATE RELEASE
Ultimate Reports Q4 and Year-End 2014 Financial Results

•	Record 2014 Recurring Revenues of $419.2 Million, Up by 25%

•	Record 2014 Total Revenues of $505.9 Million, Up by 23%

•	2014 Non-GAAP Operating Income of $101.7 Million, Up by 33%

•	Record Q4 Recurring Revenues of $112.4 Million, Up by 24%

•	Record Q4 Total Revenues of $135.4 Million, Up by 21%

•	Q4 Non-GAAP Operating Income of $30.1 Million, Up by 29%

Weston, FL, February 3, 2015 — Ultimate Software (Nasdaq: ULTI), a leading cloud provider of people management solutions, announced today its financial results for the fourth quarter and year ended 2014. For the quarter ended December 31, 2014, Ultimate reported recurring revenues of $112.4 million, a 24% increase, and total revenues of $135.4 million, a 21% increase, both compared with 2013’s fourth quarter. GAAP net income for the fourth quarter of 2014 was $11.8 million, or $0.40 per diluted share, versus GAAP net income of $9.8 million, or $0.34 per diluted share, for the fourth quarter of 2013.

Non-GAAP net income for the fourth quarter of 2014, which excludes stock-based compensation expense and amortization of acquired intangible assets, was $19.9 million, or $0.68 per diluted share. Non-GAAP net income for the fourth quarter of 2013, which excludes stock-based compensation expense and amortization of acquired intangible assets, was $15.9 million, or $0.54 per diluted share. See “Use of Non-GAAP Financial Information” below.

For 2014, recurring revenues increased 25% to $419.2 million, and total revenues increased 23% to $505.9 million, both as compared with the prior year. For 2014, GAAP net income was $44.7 million, or $1.52 per diluted share, compared with GAAP net income of $25.5 million, or $0.88 per diluted share, for 2013. For 2014, non-GAAP net income, which excludes stock-based compensation expense, amortization of acquired intangible assets and an income tax benefit for research and development tax credits (for the years 1998-2013), was $61.8 million, or $2.11 per diluted share. For 2013, non-GAAP net income, which excludes stock-based compensation expense and amortization of acquired intangible assets, was $46.5 million, or $1.60 per diluted share.

“In 2014, we executed on our growth strategy as planned and achieved all of our key objectives. We posted $506 million in total revenues for 2014, a 23% increase over 2013. We increased recurring revenues by 25% versus 2013 and delivered a non-GAAP operating margin of 20%. We continued our track record of 96% customer retention, and we grew the number of people records in our cloud to more than 19 million,” said Scott Scherr, CEO, president, and founder. “These results position us well to achieve our 2015 goal of surpassing $600 million in revenues.

“We were honored in January this year to be recognized, for the third year in a row, by Achievers as one of the 50 Most Engaged Workplaces in North America. This award reflects the core belief we’ve had at Ultimate since its inception:  Talented, engaged people create an innovative, high-performance culture that results in industry-leading products and services.” (See additional awards and our new product capabilities in “Business Highlights” below.)
Ultimate’s financial results teleconference will be held today, February 3, 2015, at 5:00 p.m. Eastern Time, through Vcall at http://www.investorcalendar.com/IC/CEPage.asp?ID=173507. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

•
Recurring revenues grew by 24% for the fourth quarter of 2014 and by 25% for the 2014 year — both as compared with the same periods in 2013. The increases were primarily attributable to revenue growth from our cloud offering. Recurring revenues were 83% of total revenues for the fourth quarter of 2014 as compared with 81% of total revenues for 2013's fourth quarter. Recurring revenues were 83% of total revenues for 2014 the year versus 82% for 2013.

•
Ultimate’s total revenues for the fourth quarter of 2014 increased by 21% as compared with those for the fourth quarter of 2013. Ultimate's total revenues for 2014 increased by 23% compared with those for 2013.

•
Our operating income increased by 29%, on a non-GAAP basis, for the fourth quarter of 2014 to $30.1 million as compared with $23.3 million for the fourth quarter of 2013. GAAP operating income for the fourth quarter of 2014 increased to $17.0 million compared with $13.8 million for the fourth quarter of 2013. Non-GAAP operating income for 2014 was $101.7 million compared with $76.3 million for 2013. GAAP operating income for 2014 was $54.3 million compared with $43.2 million for 2013.

•
Our non-GAAP operating margin for the fourth quarter of 2014 was 22.2% versus 20.9% for the fourth quarter of 2013. Our GAAP operating margin was 12.5% for the fourth quarter of 2014 versus 12.3% for the fourth quarter of 2013. Our non-GAAP operating margin for 2014 was 20.1% versus 18.6% for 2013. Our GAAP operating margin was 10.7% for 2014 versus 10.5% for 2013.

•	Ultimate’s annualized retention rate, on a rolling 12-month basis, exceeded 96% for its recurring revenue cloud customer base as of December 31, 2014.

•
Net income, on a non-GAAP basis, for the fourth quarter of 2014 increased to $19.9 million as compared with $15.9 million for the fourth quarter of 2013. Non-GAAP net income for 2014 increased to $61.8 million as compared with $46.5 million for 2013. GAAP net income for the fourth quarter of 2014 increased to $11.8 million as compared with $9.8 million for the fourth quarter of 2013. GAAP net income for 2014 was $44.7 million as compared with $25.5 million for 2013.

•
Included in GAAP and non-GAAP net income for the 3 and 12 months ended December 31, 2014 was a $2.3 million tax credit for research and development activities for federal income tax purposes, related to the tax year 2014. Included in GAAP net income for the 12 months ended December 31, 2014 was a one-time $12.1 million tax credit for research and development activities for federal and state income tax purposes, related to the tax years 1998 through 2013.

•
Cash flows from operating activities for the fourth quarter of 2014 were $16.5 million, compared with $19.9 million for the same period of 2013. For the year ended December 31, 2014, Ultimate generated $80.6 million in cash from operations, compared with $74.2 million for the year ended December 30, 2013. The combination of cash, cash equivalents, and marketable securities was $118.5 million as of December 31, 2014, compared with $90.2 million as of December 31, 2013.

•	Days sales outstanding were 68 days at December 31, 2014, representing a reduction of two days compared with days sales outstanding at December 31, 2013.

Stock Repurchases

During the year ended December 31, 2014, we used $20.0 million to acquire 162,791 shares of our $0.01 par value common stock ("Common Stock") under our previously announced stock repurchase plan ("Stock Repurchase Plan") and we used $19.9 million to acquire 127,542 shares of our Common Stock to settle employees’ tax withholding obligations associated with their restricted stock that vested during the period. We have 783,374 shares available for repurchase under our Stock Repurchase Plan.

Business Highlights (all achievements referenced occurred in 2014 unless otherwise noted)

•
For the third year in a row, Ultimate was named to FORTUNE® magazine’s “100 Best Companies to Work For” list in January 2014. Ultimate is the only human capital management provider on the list and ranked #20. This honor built upon our #9 rank on FORTUNE’s 2013 list and #25 ranking on the 2012 list as well as our previous recognition twice as the #1 medium-size company to work for in America by the Great Place to Work Institute™. The 2015 list is scheduled to be revealed in March 2015.

•
We released our new UltiPro Recruiting product, with its unique consumer-style user interface, gamification, collaboration tools, mobility, and integration with popular social networks such as LinkedIn. UltiPro Recruiting is designed to transform talent acquisition from a recruiter-centric process to a candidate-focused one that engages candidates by enabling them to build an in-depth online presence that gives recruiters and hiring managers a more complete understanding of who they are rather than restricting them to posting résumés and completing limited profile details.

•
We released our new UltiPro Compensation Management product that assists managers in navigating logically through the process of allocating pay and rewards to their people. It also gives them a range of capabilities for analyzing current compensation and setting up compensation plans by various factors such as performance.

•
We expanded our predictive analytics to include the UltiPro High Performer Indicator™ and UltiPro High Performer Predictor™, adding to our UltiPro Retention Predictor™ that won a Gold award in Brandon Hall Group’s Best Advance in Unique Talent Technology category in January 2014. Based on each customer’s employee data and more than 20 years of key HR, payroll, and talent metrics, UltiPro’s predictive analytics help leaders to better understand and predict employee performance and give them a statistical backdrop for creating development plans that help employees fulfill their potential.

•
We further enhanced UltiPro’s global HCM capabilities in order to support our growing number of multinational customers. UltiPro is now available in 10 languages and has a current list of more than 35 country-specific localizations, including Indonesia, Qatar, and Vietnam. New globalized processes and country-specific localizations enable Ultimate’s customers to process payroll in each country via integrations with third-party global payroll providers.

•
We simplified UltiPro’s payroll tax management process by introducing a new feature called Smart Tax Search™ to reduce the complexities and errors associated with assigning payroll tax codes to employees in the United States. Rather than relying on an administrator to assign appropriate tax codes, UltiPro leverages the latest GIS (geographic information systems) technology to automatically determine the correct federal, state, and local payroll taxation rules based on the home and office addresses in employees’ records.

•
We previewed our new UltiPro Onboarding product at the HR Technology and Society for Human Resource Management conferences. UltiPro Onboarding is designed to help employers engage and welcome new employees into an organization before the first day of work and to speed their time to productivity. The new solution enables dynamic content such as video messages from executives, managers, and co-workers and gives new hires the ability to connect with fellow team members, request a mentor, engage in self-directed learning through a feature called ‘Unlock Your Potential,’ and complete compliance and other required documents.

•
Ultimate was named a “Leader” in Forrester’s report, SaaS HR Management Systems, Q4 2014, and received the highest possible scores in several areas, including customer satisfaction, customer experience, long-term vision for HRM, research and development, and SaaS HRMS.

•	Nucleus Research named Ultimate a “Leader” in its HCM Technology Value Matrix Second Half 2014.

•	Forbes® magazine ranked Ultimate #8 on its 2014 list of the “Most Innovative Growth Companies.”

•
FORTUNE® magazine identified Ultimate as one of “20 Great Workplaces in Tech” and Great Rated!™ ranked Ultimate #3 on its “People Picks: Top 20 Great Workplaces in Technology,” both based on survey results from Ultimate’s employees.

•	Ultimate was ranked #4 on the list of “Ten Great Workplaces for Millennials” produced by Great Place to Work®’s Great Rated!™

•	For the third year in a row, in January 2015, Ultimate was recognized as one of Achievers’ 50 Most Engaged Workplaces™ in North America.

Financial Outlook

Ultimate provides the following financial guidance for 2015:

For the first quarter of 2015:

•	Recurring revenues of approximately $119 million,

•	Total revenues of approximately $145 million, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 18%.

For the year 2015:

•	Recurring revenues to increase by approximately 23% over 2014,

•	Total revenues to increase by approximately 22% over 2014, and

•	Operating margin, on a non-GAAP basis (discussed below), in excess of 20%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software
Ultimate is a leading cloud provider of people management solutions, with more than 19 million people records in its cloud. Ultimate’s award-winning UltiPro delivers HR, payroll, talent, and time and labor management solutions that connect people with the information they need to work more effectively. Founded in 1990, the company is headquartered in Weston, Florida, and employs more than 2,300 professionals. In 2015, for the third year in a row, Ultimate was recognized as one of Achievers' 50 Most Engaged Workplaces™ in North America. In 2014, Ultimate was ranked #20 on FORTUNE’s list of the 100 Best Companies to Work For; ranked #8 on Forbes magazine’s list of the 100 Most Innovative Growth Companies; and recognized as a ‘Leader’ in Nucleus Research’s HCM Technology Value Matrix. Also in 2014, Great Rated! ranked Ultimate #3 on its list of Top 20 Great Technology Workplaces. Ultimate has more than 2,800 customers with employees in 150 countries, including Bloomin’ Brands, Culligan International, Major League Baseball, Pep Boys, Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Recurring	$112,350	$90,354	$419,238	$334,434
Services	23,069	21,570	86,165	75,110
License	11	(21)	533	853
Total revenues	135,430	111,903	505,936	410,397
Cost of revenues:
Recurring	31,635	24,148	117,609	91,903
Services	21,300	19,884	85,939	76,577
License	3	—	91	198
Total cost of revenues	52,938	44,032	203,639	168,678
Gross profit	82,492	67,871	302,297	241,719
Operating expenses:
Sales and marketing	30,638	25,816	117,033	93,879
Research and development	21,970	17,668	83,542	67,757
General and administrative	12,904	10,590	47,379	36,869
Total operating expenses	65,512	54,074	247,954	198,505
Operating income	16,980	13,797	54,343	43,214
Other income (expense):
Interest and other expense	(77)	(26)	(353)	(229)
Other income, net	86	25	339	104
Total other income (expense), net	9	(1)	(14)	(125)
Income before income taxes	16,989	13,796	54,329	43,089
Provision for income taxes	(5,154)	(3,988)	(9,592)	(17,559)
Net income	$11,835	$9,808	$44,737	$25,530
Net income per share:
Basic	$0.42	$0.35	$1.58	$0.92
Diluted	$0.40	$0.34	$1.52	$0.88
Weighted average shares outstanding:
Basic	28,432	28,005	28,293	27,773
Diluted	29,424	29,192	29,343	29,013

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”) and the amortization of acquired intangibles that are recorded in Ultimate’s unaudited condensed consolidated statements of income for the periods indicated (in thousands):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013
Stock-based compensation expense:
Cost of recurring revenues	$1,471	$1,020	$5,495	$3,866
Cost of services revenues	1,136	899	4,446	3,591
Sales and marketing	6,018	3,992	20,767	13,625
Research and development	1,142	1,107	4,788	3,585
General and administrative	3,055	2,289	10,692	8,140
Total non-cash stock-based compensation expense	$12,822	$9,307	$46,188	$32,807

Amortization of acquired intangibles:
General and administrative	278	242	1,139	$242
Total amortization of acquired intangibles	$278	$242	$1,139	$242

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of	As of
	December 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$108,298	$79,794
Investments in marketable securities	7,862	8,682
Accounts receivable, net	100,218	85,676
Prepaid expenses and other current assets	34,788	29,374
Deferred tax assets, net	965	1,015
Total current assets before funds held for clients	252,131	204,541
Funds held for clients	759,087	262,227
Total current assets	1,011,218	466,768
Property and equipment, net	86,595	58,186
Goodwill	25,696	26,942
Investments in marketable securities	2,294	1,771
Intangible assets, net	6,774	8,274
Other assets, net	20,611	17,340
Deferred tax assets, net	37,110	18,913
Total assets	$1,190,298	$598,194
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,418	$6,422
Accrued expenses	30,941	26,040
Deferred revenue	109,552	102,686
Capital lease obligations	3,655	2,949
Other borrowings	567	2,264
Total current liabilities before client fund obligations	152,133	140,361
Client fund obligations	759,087	262,227
Total current liabilities	911,220	402,588
Deferred revenue	153	498
Deferred rent	2,368	2,687
Capital lease obligations	3,359	2,240
Other borrowings	400	593
Deferred income tax liability	1,049	1,371
Total liabilities	918,549	409,977

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	327	321
Additional paid-in capital	376,609	315,691
Accumulated other comprehensive loss	(3,590)	(1,442)
Accumulated earnings (deficit)	36,928	(7,809)
	410,274	306,761
Treasury stock, at cost	(138,525)	(118,544)
Total stockholders’ equity	271,749	188,217
Total liabilities and stockholders’ equity	$1,190,298	$598,194

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Twelve Months Ended December 31,
	2014	2013
Cash flows from operating activities:
Net income	$44,737	$25,530
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,263	16,058
Provision for doubtful accounts	2,264	2,523
Non-cash stock-based compensation expense	46,185	32,807
Income taxes	9,030	17,347
Excess tax benefit from employee stock plan	(27,499)	(19,167)
Changes in operating assets and liabilities:
Accounts receivable	(16,806)	(16,784)
Prepaid expenses and other current assets	(5,414)	(2,982)
Other assets	(3,271)	(403)
Accounts payable	996	(1,415)
Accrued expenses and deferred rent	4,582	10,752
Deferred revenue	6,521	9,946
Net cash provided by operating activities	80,588	74,212
Cash flows from investing activities:
Purchases of marketable securities	(10,355)	(10,741)
Maturities of marketable securities	10,377	10,819
Payments for acquisitions, net of cash acquired	(257)	(24,995)
Net purchases of client funds securities	(496,860)	20,908
Purchases of property and equipment	(38,100)	(30,421)
Net cash used in investing activities	(535,195)	(34,430)
Cash flows from financing activities:
Repurchases of Common Stock	(19,981)	—
Net proceeds from issuances of Common Stock	6,208	8,139
Excess tax benefits from employee stock plan	27,499	19,167
Shares acquired to settle employee tax withholding liability	(19,883)	(18,058)
Principal payments on capital lease obligations	(4,082)	(3,541)
Repayments of other borrowings	(2,690)	(2,055)
Net increase in client fund obligations	496,860	(20,908)
Net cash provided by (used in) financing activities	483,931	(17,256)
Effect of exchange rate changes on cash	(820)	(1,549)
Net increase in cash and cash equivalents	28,504	20,977
Cash and cash equivalents, beginning of period	79,794	58,817
Cash and cash equivalents, end of period	$108,298	$79,794

Supplemental disclosure of cash flow information:
Cash paid for interest	$327	$358
Cash paid for taxes	$582	$476

Non-cash investing and financing activities:

Capital lease obligations to acquire new equipment	$5,907	$3,293
Stock consideration adjustment recorded for acquisitions	$(818)	$—
Stock consideration recorded for acquisitions	$—	$6,115
License agreement with third-party vendor, financed	$800	$—

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013
Non-GAAP operating income reconciliation:
Operating income	16,980	13,797	54,343	43,214
Operating income, as a % of total revenues	12.5%	12.3%	10.7%	10.5%
Add back:
Non-cash stock-based compensation expense	12,822	$9,307	46,188	32,807
Non-cash amortization of acquired intangible assets	278	$242	1,139	242
Non-GAAP operating income	$30,080	$23,346	$101,670	$76,263
Non-GAAP operating income, as a % of total revenues	22.2%	20.9%	20.1%	18.6%

Non-GAAP net income reconciliation:
Net income	$11,835	$9,808	$44,737	$25,530
Add back:
Non-cash stock-based compensation expense	12,822	9,307	46,188	32,807
Non-cash amortization of acquired intangible assets	278	242	1,139	242
Income tax effect of above two items	(4,995)	(3,488)	(18,175)	(12,089)
Research and development tax credits	—	—	(12,084)	—
Non-GAAP net income	$19,940	$15,869	61,805	$46,490

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.40	$0.34	$1.52	$0.88
Add back:
Non-cash stock-based compensation expense	0.44	0.31	1.57	1.13
Non-cash amortization of acquired intangible assets	0.01	0.01	0.04	0.01
Income tax effect of above two items	(0.17)	(0.12)	(0.61)	(0.42)
Research and development tax credits	—	—	(0.41)	—
Non-GAAP net income, per diluted share	$0.68	$0.54	$2.11	$1.60
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	28,432	28,005	28,293	27,773
Diluted	29,424	29,192	29,343	29,013
(1) The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.

These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.

To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.

Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:

Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock options and stock and stock unit awards recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and twelve months ended December 31, 2014, stock-based compensation expense was $12.8 million and $46.2 million, respectively, on a pre-tax basis. For the three and twelve months ended December 31, 2013, stock-based compensation expense was $9.3 million and $32.8 million, respectively, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.

Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and twelve months ended December 31, 2014, the amortization of acquired intangible assets was $0.3 million and $1.1 million, respectively. For the three and twelve months ended December 31, 2013 the amortization of acquired intangible assets was $0.2 million and $0.2 million, respectively. Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.

Research and development tax credits. In accordance with GAAP, net income includes an income tax benefit for research and development tax credits for federal and state income tax purposes. During the three and twelve months ended December 31, 2014, we recorded a tax credit for research and development activities for federal income tax purposes of $2.3 million related to the tax year 2014. During the twelve months ended December 31, 2014, we recorded a one-time $12.1 million tax credit for research and development activities for federal and state income tax purposes, related to the tax years 1998 through 2013. There was no research and development tax credit for the three and twelve months ended December 31, 2013. Research and development tax credits for the prior periods are excluded from Ultimate’s non-GAAP financial measures because they are a tax benefit that relates to prior periods and that Ultimate does not consider part of ongoing operations when assessing its financial performance.